               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                           Form 8-K/A



               AMENDMENT TO APPLICATION OR REPORT
Filed Pursuant to Section 13 or 15(d) of The Securities Exchange
                           Act of 1934




                        Cedar Fair, L.P.
     (Exact name of Registrant as specified in its charter)

                         AMENDMENT NO. 1

The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current
Report on Form 8-K filed August 11, 1995 as set forth in the pages attached hereto:

          Item 7:   (a)
               (b)

Pursuant to the requirements of The Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, hereunto duly authorized.

                                 Cedar Fair, L.P.
                                 (Registrant)

October 10, 1995                        /s/  Bruce A. Jackson
                                 Bruce A. Jackson
                                 Corporate Vice President -
                                 Finance
                                    and Chief Financial Officer

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired
     (1)  Hunt Midwest Entertainment, Inc.
          Independent Auditors' Report
          Balance Sheets as of December 31, 1994 and 1993
          Statements of Operations and Retained Earnings for the
             years ended December 31, 1994 and 1993
          Statements of Cash Flows for the years ended December 31, 1994 and 1993
          Notes to Financial Statements
     (2)  Hunt Midwest Entertainment, Inc. (unaudited)
          Balance Sheet as of June 30, 1995 and 1994
          Statements of Operations for the six months ended June 30, 1995 and 1994
          Statements of Cash Flows for the six months ended June 30, 1995 and 1994
          Notes to Financial Statements
(b)  Pro Forma Financial Information
         Cedar   Fair,  L.P.  Pro  Forma  Condensed  Consolidated
            Financial Information (unaudited)
         Pro Forma Condensed Consolidated Balance Sheet as of June 25, 1995 Pro Forma Condensed Consolidated Statement of Operations for the
            year ended December 31, 1994
         Pro Forma Condensed Consolidated Statement of Operations for the
            six months ended June 25, 1995
         Notes to Pro Forma Condensed Consolidated Balance Sheet and
            Statements of Operations
(c)  Exhibits
          None

                          HUNT MIDWEST
                       ENTERTAINMENT, INC.
                  (A Wholly-owned Subsidiary of
                 Hunt Midwest Enterprises, Inc.)








                      Financial Statements

                   December 31, 1994 and 1993


           (With Independent Auditors' Report Thereon)

                  INDEPENDENT AUDITORS' REPORT



 The Board of Directors
 Hunt Midwest Entertainment, Inc.:


 We have audited the accompanying balance sheets of Hunt Midwest Entertainment, Inc. (a wholly-owned subsidiary of Hunt Midwest Enterprises, Inc.) as of December 31, 1994 and 1993 and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hunt Midwest Entertainment, Inc. as of December 31, 1994 and 1993 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                     /s/  KPMG Peat Marwick LLP



 March 3, 1995

                HUNT MIDWEST ENTERTAINMENT, INC.
  (A Wholly-owned Subsidiary of Hunt Midwest Enterprises, Inc.)

                         Balance Sheets
                   December 31, 1994 and 1993

                                                  1994       1993
                  Assets

Current assets:
  Cash and cash equivalents                   $ 1,516,462     471,306
  Accounts receivable                             721,636     244,269
  Due from parent (notes 5 and 7)               1,075,046   1,161,786
  Current maturities of unsecured note            750,000     750,000
receivable from parent (notes 2 and 6)
  Inventories:
    Gifts and souvenirs                         1,146,639     911,086
    Repair parts and supplies                     993,492     932,585
  Prepaid expenses                                279,337     159,354
  Deferred income taxes (note 3)                  369,149     325,409
       Total current assets                     6,851,761   4,955,795

Property and equipment (note 2):
  Land                                          2,306,316   2,420,736
  Land improvements                             5,108,470   5,037,573
  Buildings and exhibits                       24,802,957  23,290,603
  Equipment, furniture, fixtures and other     33,445,789  31,523,051
  Construction in progress                        465,091     429,282
                                               66,128,623  62,701,245

  Less accumulated depreciation                42,903,241  40,006,284
       Net property and equipment              23,225,382  22,694,961

Unsecured note receivable from parent           2,250,000   3,000,000
  (notes 2 and 6)
Other assets                                       26,095      36,649
                                             $ 32,353,238  30,687,405

   Liabilities and Stockholder's Equity

Current liabilities:
  Current installments of long-term debt      $ 2,474,000   1,749,000
    (note 2)
  Accounts payable                                185,276     332,164
  Due to parent and affiliate (note 5)          1,166,483      55,474
  Accrued expenses and other liabilities        1,697,909   1,540,725
       Total current liabilities                5,523,668   3,677,363

Long-term debt, excluding current              12,047,000  14,521,000
installments (note 2)
Deferred income taxes (note 3)                  3,270,811   3,195,975
Other                                              42,929      32,929
       Total liabilities                       20,884,408  21,427,267

Stockholder's equity:
  Common stock of $100 par value per share;
  authorized 10,000 shares,                       100,000     100,000
  1,000 shares issued and outstanding
  Retained earnings                            11,368,830  9,160,138
                                               11,468,830  9,260,138

Commitments and contingent liabilities
  (notes 5 and 7)
                                             $ 32,353,238  30,687,405

See accompanying notes to financial statements.

                HUNT MIDWEST ENTERTAINMENT, INC.
  (A Wholly-owned Subsidiary of Hunt Midwest Enterprises, Inc.)

         Statements of Operations and Retained Earnings
             Years ended December 31, 1994 and 1993


                                                   1994        1993

Revenue:
  Tickets                                    $ 16,999,676  15,056,603
  Food and beverage                             6,769,639   6,438,389
  Gifts and souvenirs                           2,210,039   1,962,971
  Games and rentals                             2,303,237   2,012,875
  Other (note 5)                                3,489,003   3,101,954
        Total revenue                          31,771,594  28,572,792

Costs and expenses:
  Food and beverage                             1,790,810   1,524,818
  Gifts and souvenirs                           1,215,433   1,041,688
  Game prizes                                     569,847     523,588
  Salaries, wages and employee benefits        10,193,560  9,847,877
(note 4)
  Operating supplies and services               1,110,453   1,030,143
  Repairs and maintenance                       1,185,461   1,256,915
  Advertising                                   3,644,998   3,502,992
  Utilities                                     1,058,774     989,833
  Professional services                           968,230     842,658
  Insurance                                       951,567     951,417
  Depreciation                                  3,038,828   2,886,638
  Taxes, other than income                      1,398,737   1,312,851
  Other                                         1,265,455   1,220,727
        Total costs and expenses               28,392,153  26,932,145

        Operating earnings                      3,379,441   1,640,647

Other income (expenses):
  Interest income (notes 5 and 6)                 502,482     575,563
  Interest expense (note 5)                    (1,405,978) (1,540,811)
  Gain on sales of land (note 8)                1,553,705         -
  Loss on sale of property and equipment,net       (1,768)     (7,297)
        Total other income (expenses)             648,441    (972,545)

        Earnings before income taxes            4,027,882     668,102

Income tax expense (note 3):
  Current                                       1,580,983     248,018
  Deferred                                         31,096       5,861
        Total income tax expense                1,612,079     253,879

        Net earnings                            2,415,803     414,223

Retained earnings at beginning of year          9,160,138   9,665,600
Dividends paid                                   (207,111)   (919,685)
Retained earnings at end of year             $ 11,368,830   9,160,138

See accompanying notes to financial statements.

                HUNT MIDWEST ENTERTAINMENT, INC.
  (A Wholly-owned Subsidiary of Hunt Midwest Enterprises, Inc.)

                    Statements of Cash Flows
             Years ended December 31, 1994 and 1993

                                                        1994        1993

Cash flows from operating activities:
  Net earnings                                    $ 2,415,803     414,223
  Adjustments to reconcile net earnings to net
    cash provided by operating activities:
      Depreciation                                  3,038,828   2,886,638
      Deferred income tax expense                      31,096       5,861
      Gain on sale of land                         (1,553,705)        -
      Loss on sale of property and equipment            1,768       7,297
      Changes in assets and liabilities:
        Accounts receivable                          (476,167)    107,800
        Inventories                                  (296,460)   (142,637)
        Prepaid expenses                             (119,983)    (11,835)
        Other assets                                   10,554      65,947
        Accounts payable                             (146,888)    186,773
        Accrued expenses and other liabilities        167,184    (215,928)
        Due to/from parent and affiliate, net       1,196,549    (236,494)
          Net cash provided by operating            4,268,579   3,067,645
           activities

Cash flows from investing activities:
  Capital expenditures, net of retirements         (3,715,438) (2,639,126)
  Net proceeds from sale of land                    1,698,126        -
  Collections of notes receivable from parent         750,000     934,638
     and other
          Net cash used in investing activities    (1,267,312) (1,704,488)

Cash flows from financing activities:
  Advances from affiliate                               -       7,500,000
  Payments to affiliates                                -     (10,600,000)
  Net borrowings (repayments) under revolving           -      (1,350,000)
    credit agreement
  Principal payments on long-term debt             (1,749,000) (1,749,000)
  Dividends paid                                     (207,111)   (919,685)
          Net cash used in financing activities    (1,956,111) (7,118,685)

          Net increase (decrease) in cash and       1,045,156  (5,755,528)
            cash equivalents

Cash and cash equivalents at beginning of year        471,306   6,226,834
Cash and cash equivalents at end of year          $ 1,516,462     471,306

Supplemental cash flow disclosures:
  Cash paid for interest                          $ 1,185,355   1,125,495
  Cash paid for income taxes to Hunt Midwest
    Entertainment, Inc.'s parent                    $ 413,575     714,621

See accompanying notes to financial statements.

                HUNT MIDWEST ENTERTAINMENT, INC.
  (A Wholly-owned Subsidiary of Hunt Midwest Enterprises, Inc.)

                  Notes to Financial Statements
                   December 31, 1994 and 1993

(1)  Summary of Significant Accounting Policies

     (a)Business and Basis of Presentation

        The principal business of Hunt Midwest Entertainment, Inc. (the Company) is the operation of amusement parks which
        are  open  from April through October of each year.   The
        Company is a wholly-owned subsidiary of Hunt Midwest Enterprises, Inc. (Hunt Midwest).

     (b)Cash Equivalents

        For purposes of the statements of cash flows, the Company considers all investments with an original maturity of three months or less to be cash equivalents.

     (c)Property  and  Equipment,  Depreciation  and  Capitalized
        Interest

        Property  and  equipment are stated at cost at the  date  of
        acquisition.    Major   renewals  and   betterments   are
        capitalized and routine maintenance and repairs are expensed as incurred. Depreciation is provided on the straight-line method using estimated lives of five to fifteen years.

        Interest costs incurred during the construction of rides at the amusement parks are capitalized. No interest was capitalized during 1994 and 1993.

     (d)Inventories

        Inventories, consisting principally of gifts and souvenirs held for sale, repair parts and supplies are stated at the lower of cost (first-in, first-out) or market (net realizable value).

     (e)Income Taxes
        The  Company  is  included in the consolidated  federal  and
        state  income  tax  returns filed by Hunt  Midwest.   The
        Company has provided income taxes as computed on a separate company basis. The current tax liability
                                                      (Continued)

        (benefit) as determined is payable to (recoverable from) Hunt Midwest. The Company provides for income taxes in
        accordance   with   Statement  of  Financial   Accounting
        Standards No. 109, "Accounting for Income Taxes."

                HUNT MIDWEST ENTERTAINMENT, INC.
  (A Wholly-owned Subsidiary of Hunt Midwest Enterprises, Inc.)

                  Notes to Financial Statements


      (f)    Self-insurance

        The  Company is self-insured for a maximum of $1,000,000  of
        general  liability claims incurred in any given year.   A
        liability for claims is accrued when payment is probable and amounts are reasonably estimable.

(2)  Long-term Debt

        Long-term debt consists of the following at December 31, 1994 and 1993:

                                                 1994        1993
   9 7/8% Series C notes payable,
     interest due quarterly,
     with annual principal payments of       $ 2,280,000    2,850,000
     $570,000 through December 19, 1998
   10 3/10% Series D notes payable,
     interest due quarterly,  with annual
     principal payments of $1,179,000          4,716,000    5,895,000
     through December 19, 1998
   Revolving term loan, due May 31, 1997,
     interest at prime, adjusted monthly
     (8.5% at December 31, 1994)               4,650,000    4,650,000
   Note payable to parent, variable
     interest, (7.615% at December 31,
     1994) adjusted quarterly based
     on LIBOR, due quarterly, with             2,875,000    2,875,000
     annual principal payments of
     $725,000 in 1995, 1996 and 1997,
     and $350,000 in 1998 and 1999

             Total long-term debt             14,521,000   16,270,000

     Less current installments of long-        2,474,000    1,749,000
       term debt
                                             $ 12,047,000   14,521,000

        The Series C and D notes payable and the revolving term loan are secured by all property and equipment of the Company, 220,000 common shares of the Kansas City Chiefs Football Club, Inc. (the Chiefs) held by a stockholder of Hunt Midwest, and the $3,000,000 note receivable from parent at December 31, 1994 (see note 6).

                                                      (Continued)

                HUNT MIDWEST ENTERTAINMENT, INC.
  (A Wholly-owned Subsidiary of Hunt Midwest Enterprises, Inc.)

                  Notes to Financial Statements


        The agreements relating to the Series C and D notes payable and the revolving term loan provide various restrictive covenants which, among other things, (1) restrict the payment of dividends to 50% of the prior year's net
        income,   (2)   restrict  the  issuance   of   additional
        indebtedness  or lease obligations, and (3) restrict  the
        making  of additional investments and guarantees.   These
        agreements  also require (1) minimum net working  capital
        of $500,000, (2) a current ratio of 110% at all times except on September 30 and December 31, when the current ratio must be 150%, and (3) net income available for fixed charges be at least 125% for the last four
        consecutive    fiscal   quarters.    For   purposes    of
        determining working capital and current ratio under the debt agreements, current liabilities are reduced by the
        current  installments  of  Series  C  and  D  notes.   At
        December 31, 1994, the Company was in compliance with these covenants.

        The revolving term loan agreement provides for maximum borrowings of $6,000,000 through May 31, 1997 with no amounts due until 1997. The Company has pledged as collateral property and equipment with a carrying value of  approximately  $5,052,000 at December  31,  1994  and
        amounts   outstanding  in  excess   of   $3,000,000   are
        guaranteed by Hunt Midwest.

        In August  1993,  the  revolving  term  loan  agreement  was
        amended   whereby  the  Company  obtained  an  additional
        $4,000,000 line of credit, which renews monthly for a thirteen-month period unless called, with no amounts due
        until   May  1997.   A  Second  Deed  of  Trust  on   the
        aforementioned  property and equipment secures  the  line
        of  credit.   No  borrowings were outstanding  under  the
        line of credit at December 31, 1994 and 1993.

     Maturities of long-term debt are as follows:

                        Year ending
                       December 31,         Amount

                           1995        $  2,474,000
                           1996           2,474,000
                           1997           7,124,000
                           1998           2,099,000
                           1999             350,000
                      Total long-term  $ 14,521,000
                           debt

                                                      (Continued)

                HUNT MIDWEST ENTERTAINMENT, INC.
  (A Wholly-owned Subsidiary of Hunt Midwest Enterprises, Inc.)
                  Notes to Financial Statements

(3)  Income Taxes
        Income tax expense (benefit) for the years ended December 31, 1994 and 1993 consists of the following:

                                                1994      1993
     Current:
       Federal                            $  1,326,704   227,111
       State and local                         254,279    20,907
             Total current                   1,580,983   248,018

     Deferred:
       Federal                                  26,095     5,365
       State and local                           5,001       496
             Total deferred                     31,096     5,861
             Total income tax expense     $  1,612,079   253,879

        Actual income tax expense differs from the "expected" income tax expense (computed by applying the statutory federal corporate tax rate of 34% to earnings before income taxes) as follows:

                                                  1994      1993
           Computed "expected" income tax     $ 1,369,480  227,155
             expense
           State and local income taxes,
             net of federal income tax effect    171,125    14,126
           Other                                  71,474    12,598
                                              $ 1,612,079  253,879

        The tax effects of temporary differences that give rise to significant portions of deferred tax liabilities and deferred tax assets at December 31, 1994 and 1993 are as follows:

                                                    1994         1993
        Deferred tax liabilities:
          Property, plant and equipment,
          principally due to differences    $  (3,260,113)  (3,227,266)
          differences in depreciation
          Other                                  (338,180)    (338,180)
                Total gross deferred           (3,598,293)  (3,565,446)
                  liabilities

        Deferred tax assets:
          Accrued expenses                        273,440      266,264
          Deferred compensation                   107,948       98,748
          Other                                   315,243      329,868
                Total gross deferred              696,631      694,880
                  assets
                Net deferred tax            $  (2,901,662)  (2,870,566)
                  liability

                                                      (Continued)

                HUNT MIDWEST ENTERTAINMENT, INC.
  (A Wholly-owned Subsidiary of Hunt Midwest Enterprises, Inc.)
                  Notes to Financial Statements

        A valuation allowance for deferred tax assets was not necessary at December 31, 1994 or 1993.

(4)  Pension Plan

        The   Company  has  a  defined  contribution  pension   plan
        covering substantially all full-time employees.   Pension
        expense  and contributions under the plan are  determined
        by   the  Board  of  Directors  and  are  based  upon   a
        percentage of eligible employees' compensation.   Pension
        expense  amounted to approximately $161,000 and  $205,000
        in 1994 and 1993, respectively.

(5)  Related Party Transactions

     (a) Due From/To Parent

        The Company pays for certain operating expenses of Hunt Midwest and other affiliated companies during the year and establishes a receivable for the portion of those expenses that apply to the affiliates' operations and
        cash  advances.   At  December 31,  1994  and  1993,  the
        amounts due from parent and affiliates were $1,075,046 and $1,161,786, respectively. At December 31, 1994 and 1993, the amounts due to parent and affiliate totaled $1,166,483 and $55,474, respectively, which consisted primarily of short-term borrowings from Hunt Midwest,
        income   taxes   payable  to  Hunt  Midwest   and   other
        intercompany payables.

        The  amounts  due to/from parent are classified as  current,
        because  it  is  the  intention  of  management  of   the
        respective  companies  to  require  repayment   of   such
        balances as necessary. The parent has the ability to repay these balances through their working capital,
        future   dividends  from  subsidiaries   and   borrowings
        through a line of credit at an affiliated company.

        The  Company  charged  interest at prime,  adjusted  monthly
        (7.75%   at  December  31,  1994),  for  all  outstanding
        advances during 1994. Interest earned on amounts due from parent and affiliates amounted to $131,269 in 1994 and $117,217 in 1993.

        Interest expense on the advances from and note payable to Hunt Midwest (see note 2) for the year ended December
        31,   1994   and  1993  totaled  $256,439  and  $322,571,
        respectively.

    (b) Management Consulting Services Provided by Affiliates

        The  Company pays management consulting fees to Hunt Midwest
        for  certain  administrative functions.   For  the  years
        ended December 31, 1994 and 1993, management consulting fees amounted to $740,697 and $603,500, respectively, including management consulting fees, described below, paid to the Chiefs.

                                                      (Continued)

                HUNT MIDWEST ENTERTAINMENT, INC.
  (A Wholly-owned Subsidiary of Hunt Midwest Enterprises, Inc.)
                  Notes to Financial Statements

        Hunt Midwest has an agreement with the Chiefs, wherein the Chiefs will provide management consulting services to
        Hunt   Midwest   and  its  subsidiaries.   Hunt   Midwest
        reimburses  the Chiefs for certain management  consulting
        services,   general  business  expenses  and,   effective
        February 1, 1994, 50% of the cost of the Office of the Chairman. The Company reimbursed Hunt Midwest for one-
        third   of  these  management  fees  which  amounted   to
        $145,934 and $93,071 in 1994 and 1993, respectively.

    (c) Other Services Provided by Affiliates

        The Chiefs billed the Company for data processing services and other services totaling $187,514 and $14,697 in 1994
        and  $169,460  and  $15,182 in 1993,  respectively.   The
        Company paid $13,440 in 1993 to Hunt Midwest Mining, Inc. for various services.

        The  Company paid Hunt Midwest Real Estate Development, Inc.
        (Hunt   Midwest  Real  Estate)  $87,674  in   commissions
        relating to land sales in 1994.

    (d) Assignment of Mining Rights

        During 1975, the Company entered into an agreement with Hunt Midwest Real Estate, a wholly-owned subsidiary of
        Hunt  Midwest.   Under the terms of that  agreement,  the
        Company paid $75,000 and gave the right to mine and remove all rock underlying approximately 160 acres of
        the  Company's property to Hunt Midwest Real Estate.   In
        return,  Hunt  Midwest Real Estate  constructed  a  road,
        approximately  3/4  mile  long,  over  certain   of   the
        Company's property and graded the adjoining land.

        During 1981, the Company entered into a similar agreement with Hunt Midwest Real Estate relating to development of specified land in exchange for the right to mine the
        rock   underlying   that  area.   The  Company   received
        royalties  based  on  tons  amounting  to  $143,334   and
        $206,854 in 1994 and 1993, respectively, pursuant to a formula in the agreement. Hunt Midwest Real Estate leases the mined out area for a period of ninety-nine
        years.   The Company receives rentals equal to 5% of  the
        gross rental revenues Hunt Midwest Real Estate receives from subleases.

(6)  Unsecured Note Receivable From Parent

        Under the terms of a loan agreement dated December 19, 1986 with Hunt Midwest, an unsecured note receivable was established in the amount of $7,500,000. Interest at 9 7/8% is payable quarterly and principal is payable in
        ten   equal   annual  installments  of   $750,000   each,
        commencing  December  19, 1989 and each  year  thereafter
        until  paid  in  full.   Interest earned  on  this  note,
        including current portions, amounted to $367,675 and $441,737 for the years ended December 31, 1994 and 1993, respectively.

                                                      (Continued)

                HUNT MIDWEST ENTERTAINMENT, INC.
  (A Wholly-owned Subsidiary of Hunt Midwest Enterprises, Inc.)

                  Notes to Financial Statements


(7)  Commitments and Contingent Liabilities

        The   Company   is   self-insured  for   general   liability
        insurance.   The  self-insurance  covers  maximum  annual
        losses of $1,000,000 for 1994 and 1993. All cumulative losses incurred in any given year that exceed $1,000,000 are insured through an insurance carrier.

        The Company has advanced funds amounting to $1,000,000 at December 31, 1994 to Hunt Midwest for the payment of future claims on the self-insured portion of general liability insurance. Hunt Midwest has not restricted or otherwise segregated these amounts.

        A number  of  claims, suits and complaints have  been  filed
        and   are   pending  against  the  Company.    Management
        believes, based upon the advice of legal counsel, that resolution of the claims, asserted or unasserted, if any, will not have a material effect on the Company's financial statements.

(8)  Sale of Land

        In 1994, the Company sold parcels of land adjacent to the amusement parks for cash and recognized a gain of $1,553,705.

                HUNT MIDWEST ENTERTAINMENT, INC.
                         BALANCE SHEETS
                  AS OF JUNE 30, 1995 AND 1994
                    (Unaudited, in thousands)

                                                  1995          1994
                  ASSETS
Current Assets:
Cash and cash equivalents                       $2,131        $2,127
Receivables                                        415           347
Inventories                                      3,228         2,708
Prepaids and other assets                          253           294
Deferred income taxes                              369           325
                                                 6,396         5,801

Land, buildings, rides and equipment, net       26,066        23,181

Receivables from affiliates                      3,193         3,957
                                               $35,655       $32,939

   LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
Current portion of long-term debt              $ 1,749        $1,749
Accounts payable                                 2,104         1,434
Accrued liabilities                              2,393         2,439
                                                 6,246         5,622

Long-term debt                                  10,022        13,396

Payables to affiliates                           7,158         2,399

Deferred income taxes                            3,004         3,095

Other liabilities                                   43            33

Stockholder's equity                             9,182         8,394
                                               $35,655       $32,939

See notes to financial statements for the six months ended June
30, 1995 and 1994.

                HUNT MIDWEST ENTERTAINMENT, INC.
                    STATEMENTS OF OPERATIONS
         FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994
                    (Unaudited, in thousands)

                                    1995          1994
Net revenues                      $10,946       $11,268
Costs and expenses                 12,614        11,650
Depreciation and amortization       1,583         1,484

Operating income (loss)            (3,251)       (1,866)

Interest expense, net                (659)         (511)
Other income, net                      99           934

Income (loss) before taxes         (3,811)       (1,443)

Income tax benefits                (1,524)         (577)

Net income (loss)                 $(2,287)        $(866)


See notes to financial statements for the six months ended June
30, 1995 and 1994.

                HUNT MIDWEST ENTERTAINMENT, INC.
                    STATEMENTS OF CASH FLOWS
         FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994
                    (Unaudited, in thousands)


                                         1995      1994
CASH FLOWS FROM (FOR) OPERATING
ACTIVITIES

Net income (loss)                      $(2,287)   $(866)
Adjustments to reconcile net income
 (loss) to net cash from
operating activities
Depreciation and amortization            1,583    1,484
Gain on sale of fixed assets            -          (929)
Deferred income tax credit                (267)    (101)
Change in assets and liabilities:
  (Increase) in inventories             (1,087)    (864)
  Decrease (increase) in current and       357     (208)
    other assets
  Increase in accounts payable           1,919    1,102
  Increase in other current                695      898
    liabilities
Net cash from operating activities         913      516

  CASH FLOWS FROM (FOR) INVESTING
            ACTIVITIES

Proceeds from sale of fixed assets          13    1,001
Capital expenditures                    (4,435)  (2,035)
Net cash (for) investing activities     (4,422)  (1,034)

  CASH FLOWS FROM (FOR) FINANCING
            ACTIVITIES

Net advances from affiliates            3,999       424
Net borrowings on long-term debt          125     1,750
Net cash from financing activities      4,124     2,174

Cash and cash equivalents:
Net increase for the period               615     1,656
Balance, beginning of period            1,516       471
Balance, end of period                 $2,131    $2,127



See notes to financial statements for the six months ended June
30, 1995 and 1994.

                HUNT MIDWEST ENTERTAINMENT, INC.
                  NOTES TO FINANCIAL STATEMENTS
         FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994
                           (Unaudited)


Hunt Midwest Entertainment, Inc. owns and operates Worlds of Fun and Oceans of Fun, located in Kansas City, Missouri. Worlds of Fun and Oceans of Fun are a seasonal amusement park and water park, respectively, which are open to the public from April through October, with the majority of their revenues generated during the peak vacation months of July and August. Due to the highly seasonal nature of park operations, the results for the interim periods presented are not indicative of the results to be expected for the full fiscal year.

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Registrant, all adjustments considered necessary for a fair presentation have been included. For further information, refer to the financial statements and footnotes thereto included elsewhere in this filing for the two years ended December 31, 1994 and 1993.

Subsequent Event

On July 28, 1995, substantially all of the assets of Hunt Midwest Entertainment, Inc. were acquired by the Registrant in a transaction valued at $40 million. The purchase price consisted of the assumption of approximately $16.5 million of liabilities and the issuance of approximately 740,000 unregistered limited partnership units.

ITEM 7.(b) PRO FORMA FINANCIAL INFORMATION

The pro forma condensed consolidated balance sheet (unaudited) as of June 25, 1995 and condensed consolidated statements of operations (unaudited) for the year ended December 31, 1994 and the six months ended June 25, 1995 give effect to the acquisition of Hunt Midwest Entertainment, Inc. (HME) as if it had occurred on June 25, 1995 for the condensed consolidated balance sheet and January 1, 1994 and 1995, respectively, for the condensed consolidated statements of operations. The pro forma information is based on historical financial statements of the respective companies giving effect to the acquisition under the purchase method of accounting and the assumptions in the accompanying notes to the pro forma condensed consolidated financial statements.

The pro forma condensed consolidated financial statements have been prepared by the Registrant's management based upon HME's audited financial statements for the twelve months ended December 31, 1994 and unaudited financial statements for the six months ended June 30, 1995. The pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been made at the beginning of the periods presented, or of results which may occur in the future. The pro forma condensed consolidated balance sheet and condensed consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994.

                        CEDAR FAIR, L.P.
                            PRO FORMA
              CONDENSED CONSOLIDATED BALANCE SHEET
                          June 25, 1995
                    (Unaudited, in thousands)

                               Cedar   Hunt Midwest    Pro Forma     Pro Forma
                               Fair    Entertainment,  Adjustments    Cedar
                               L.P.        Inc.                      Fair, L.P.
          ASSETS
Current Assets:
Cash                          $3,753       $2,131       $(1,867) (a)   $4,017
Receivables                    6,398          415           (58) (b)    6,755
Inventories                    9,211        3,228        (1,500) (b)   10,939
Prepaids and other assets      3,501          253           (21) (b)    3,733
Deferred income taxes          -              369          (369) (c)      -
                              22,863        6,396        (3,815)       25,444

Land, buildings, rides and   218,215       26,066         9,500  (d)  253,781
equipment, net

Receivables from affiliates      -          3,193        (3,193) (a)     -

Intangibles, net              11,270         -              -                 11,270
                            $252,348      $35,655        $2,492      290,495

 LIABILITIES AND PARTNERS'
          EQUITY

Current Liabilities:
Accounts payable             $17,760       $2,104        $  -      $   19,864
Distribution payable to       12,636          -             -          12,636
  partners
Accrued liabilities           20,348        2,393        (1,121) (a)   21,620
Current portion of long-       -            1,749        (1,749) (e)      -
  term debt
                              50,744        6,246        (2,870)       54,120

Other liabilities              3,430           43           (43) (a)    3,430
Long-Term Debt:
Revolving credit loan         59,200          -          11,771  (e)   70,971
Term debt                     50,000          -             -                 50,000
Other                          -           10,022       (10,022) (e)      -
                             109,200       10,022         1,749       120,971

Payables to affiliates         -            7,158        (7,158) (a)      -

Deferred income taxes          -            3,004        (3,004) (c)      -

Stockholder's equity           -            9,182        (9,182) (f)      -

Partners' Equity:
Special L.P. interests         5,290          -             -           5,290
General partners                 129          -             -             129
Limited partners              83,555          -          23,000  (f)  106,555
                              88,974          -          23,000       111,974
                            $252,348      $35,655        $2,492      $290,495


See explanation of letter references on page 23.

                        CEDAR FAIR, L.P.
                            PRO FORMA
         CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
              For the year ended December 31, 1994
                    (Unaudited, in thousands)

                                                                                 Pro Forma
                                Cedar   Hunt Midwest     Pro Forma     Cedar
                                Fair,   Entertainment,  Adjustments    Fair,
                                L.P.        Inc.                        L.P.

Net revenues                    $198,358   $31,771       $(143) (g)  $229,986

Costs and expenses               115,382    25,353        (741) (h)   139,994
Depreciation and amortization     14,960     3,039        (895) (i)    17,104
                                 130,342    28,392      (1,636)       157,098

Operating income                  68,016     3,379       1,493         72,888
Interest expense, net              7,293       903        (357) (j)     7,839
Insurance claim settlements        2,102       -            -                 2,102
Other income, net                    -       1,552      (1,552) (g)       -

Income before taxes               62,825     4,028         298         67,151

Income tax expense                  -        1,612      (1,612) (c)       -

Net income                       $62,825    $2,416      $1,910        $67,151

Weighted average limited          22,267                               23,007
partner units outstanding

Net income per limited             $2.79                              $  2.89
partner unit


See explanation of letter references on page 23.

                        CEDAR FAIR, L.P.
                            PRO FORMA
         CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
             For the six months ended June 25, 1995
                    (Unaudited, in thousands)

                                                                                  Pro Forma
                                Cedar    Hunt Midwest    Pro Forma    Cedar
                                Fair,   Entertainment,  Adjustments   Fair,
                                 L.P.        Inc.                        L.P.

Net revenues                    $55,301    $10,946    $   -       $66,247

Costs and expenses               46,763     12,614      (408) (h)  58,969
Depreciation and amortization     5,500      1,583      (775) (i)   6,308
                                 52,263     14,197    (1,183)      65,277

Operating income (loss)           3,038     (3,251)    1,183          970
Interest expense, net             3,846        659      (196) (j)   4,309
Other income, net                   -           99       (99) (g)      -

Income (loss) before taxes         (808)    (3,811)    1,280       (3,339)

Income tax expense (benefit)        -       (1,524)    1,524  (c)      -

Net income (loss)                 $(808)   $(2,287)    $(244)     $(3,339)
Weighted average limited          22,293                           23,033
partner units outstanding

Net income (loss) per limited     $(.04)                            $(.14)
partner unit


See explanation of letter references on page 23.

                        CEDAR FAIR, L.P.
     NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
       AND CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                           (unaudited)



(a) Elimination of certain assets and liabilities not assumed by Registrant at acquisition.

(b) Purchase accounting adjustments for certain assets acquired.

(c) Elimination of HME's deferred tax assets and liabilities and its income tax provisions and benefits due to Registrant's partnership form of organization.

(d) Purchase accounting adjustments for fair value of land, buildings, rides and equipment.

(e)  Refinancing of HME's long-term debt by Registrant.

(f) To eliminate HME stockholder's equity and to record the market value of Registrant's units issued at date of acquisition.

(g) Elimination of income from transactions unrelated to assets acquired by Registrant.

(h)  Elimination  of  management  fees  charged  to  HME   by
     affiliates.

(i) To adjust depreciation for the assets acquired as a result of (1) the adjustment of historical costs to fair
     values   at  date  of  acquisition,  and  (2)  differences   in
     depreciation methods and estimated useful lives of assets.

(j) Reduction of interest expense relating to the refinancing of HME's long-term debt with revolving credit borrowings at lower rates.